         As filed with the Securities and Exchange Commission on August 11, 2000
                                          Registration No. 333-_________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            NETWORKS ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                        77-0316593
             --------                                        ----------
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification Number)


               3965 Freedom Circle, Santa Clara, California 95054
                                 (408) 988-3832
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               Network Associates, Inc. Tax Deferred Savings Plan
                            (Full title of the plan)

                                ---------------

                                William L. Larson
                             Chief Executive Officer
                            Networks Associates, Inc.
               3965 Freedom Circle, Santa Clara, California 95054
                                 (408) 988-3832
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   Copies to:
                 Jeffrey D. Saper, Esq. and Kurt J. Berney, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE

================================================= =================== =================== =================== ===================
                                                                           Proposed            Proposed
              Title of Securities                       Amount             Maximum             Maximum            Amount of
                to be Registered                        to be              Offering           Aggregate          Registration
                                                      Registered            Price              Offering              Fee*
                                                                          Per Share*            Price*
------------------------------------------------- ------------------- ------------------- ------------------- -------------------
Common Stock** to be issued under the Network
Associates, Inc. Tax Deferred Savings Plan.         5,000,000 shares      $20.09375           $100,468,750        $26,523.75

================================================= =================== =================== =================== ===================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of $ 20.09375 per share, the average of the high and low prices per share of the Common Stock on August 4, 2000 as reported by NASDAQ.

** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Network Associates, Inc. Tax Deferred Savings Plan described herein.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this registration statement: (i) the latest annual reports of Networks Associates, Inc. (the "Registrant") and the Network Associates, Inc. Tax Deferred Savings Plan, as amended (the "Plan") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports referred to in clause (i) above; and (iii) the description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant or the Plan after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Second Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Restated Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Restated Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities and Exchange Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                        Description
-------                       -----------
 4.1       Network Associates, Inc. Tax Deferred Savings Plan, as amended.

 5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 5.2       Undertaking re Status of Favorable Determination Letter Covering the Plan.

           The Registrant has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of the Network Associates, Inc. Tax Deferred Savings Plan (the "Plan") under Section 401(a) and related provisions of the Internal Revenue
           Code of 1986, as amended. The Registrant will submit any future material amendments to the Plan to the IRS with a request for a favorable determination that the Plan, as amended, continues to so qualify.

23.1       Consent of PricewaterhouseCoopers LLP.

23.2       Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1       Power of Attorney of the Directors (see page 7).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 11, 2000.

                                       NETWORKS ASSOCIATES, INC.

                                       By: /s/ Prabhat K. Goyal
                                           --------------------------
                                           Prabhat K. Goyal,
                                           Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Prabhat K. Goyal, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign a Registration Statement on Form S-8 relating to up to 5,000,000 shares of common stock of Networks Associates, Inc. and an indeterminate number of plan interests issuable under the Network Associates, Inc. Tax Deferred Savings Plan, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated below:

                 SIGNATURE                                      TITLE                       DATE
                 ---------                                      -----                       ----
/s/ William L. Larson                  Chairman of the Board and Chief Executive           8/11/00
-----------------------------------    Officer (Principal Executive Officer)
 William L. Larson

/s/ Prabhat K. Goyal                   Chief Financial Officer (Principal Financial
-----------------------------------    and Accounting Officer)                             8/11/00
Prabhat K. Goyal

/s/ Leslie G. Denend                   President and Director                              8/2/00
-----------------------------------
Leslie G. Denend

/s/ Edwin L. Harper                    Director                                            8/3/00
-----------------------------------
Edwin L. Harper

/s/ Virginia Gemmell                   Director                                            8/2/00
-----------------------------------
Virginia Gemmell

/s/ Enzo Torresi                       Director                                            8/11/00
-----------------------------------
Enzo Torresi

THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Network Associates, Inc. Tax Deferred Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the dates indicated:

NETWORK ASSOCIATES, INC. TAX
DEFERRED SAVINGS PLAN

           Signatures                         Title                   Date
           ----------                         -----                   ----
/s/   Sylvia Garcia-Lechelt               Member of the              7/27/00
-------------------------------------     Plan Committee
Sylvia Garcia-Lechelt

/s/  Terry Davis                          Member of the
-------------------------------------     Plan Committee              7/27/00
Terry Davis

/s/  Mary Champion                        Member of the
-------------------------------------     Plan Committee              7/27/00
Mary Champion

/s/  Ruben Reyes                          Member of the
-------------------------------------     Plan Committee              7/27/00
Ruben Reyes

     A majority of the members of the Plan Committee for the Network Associates, Inc. Tax Deferred Savings Plan.

                                Index to Exhibits

Exhibit
Number                        Description
-------                       -----------
 4.1       Network Associates, Inc. Tax Deferred Savings Plan, as amended.

 5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

 5.2       Undertaking re Status of Favorable Determination Letter Covering the Plan.

           The Registrant has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of the Network Associates, Inc. Tax Deferred Savings Plan (the "Plan") under Section 401(a) and related provisions of the Internal Revenue
           Code of 1986, as amended. The Registrant will submit any future material amendments to the Plan to the IRS with a request for a favorable determination that the Plan, as amended, continues to so qualify.

23.1       Consent of PricewaterhouseCoopers LLP.

23.2       Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1       Power of Attorney of the Directors (see page 7).